                                                                                                                         EXHIBIT A-3
                                                         Cleco Corporation
                                                    Consolidating Balance Sheet
                                                       At December 31, 2000
                                                            (Unaudited)


                                                                                                  Utility
                                                    Cleco Midstream                            Construction      CLE        Cleco
                                                     Resources LLC       Cleco       Cleco     & Technology   Resources,   Support
                                                     Consolidated     Corporation  Power LLC   Solutions LLC     Inc.     Group LLC
                                                    ----------------  -----------  ---------   -------------  ----------  ---------
                                                                                       (Thousands)
 Assets
      Current Assets
          Cash and Cash Equivalents                    $  4,929       $  3,414    $    2,224       $    10      $ 18,830    $     -
          Accounts Receivable, less allowance
           for uncollectable                             32,854              -        41,637           129             -          -
          Customer receivable intercompany                    -          7,976             -             -             -      4,332
          Other accounts receivable                       1,080             91        19,878         2,785           130        235
          Notes receivable Intercompany                       -        121,905             1             -         1,269          -
          Unbilled Revenues                               7,936              -        26,863         2,748             -          -
          Fuel Inventory                                      -              -         7,275             -             -          -
          Materials and supplies inventory,
           at average cost                                1,356              -        14,514            86             -          -
          Margin deposits                                18,529                        3,128
          Risk management assets                         19,070              -             -             -             -          -
          Accumulated defered fuel                            -              -         3,617             -             -          -
          Other current assets                             (237)         1,834         3,623           226             -          2
                                                      ---------       --------    ----------      --------      --------    -------
              Total current assets                       85,517        135,220       122,760         5,984        20,229      4,569
      Property, plant and equipment
            Property, plant equipment                   246,574              -     1,550,757         1,043             -        706
            Accumulated Depreciation                     (8,711)             -      (595,137)         (197)            -        (89)
                                                      ---------       --------    ----------      --------      --------    -------
                Net Property, Plant, &
                 Equipment                              237,863              -       955,620           846             -        617
            Construction Work in Progress                 7,651            799        25,865             -             -      3,400
                                                      ---------       --------    ----------      --------      --------    -------
                  Total Property, Plant, &
                    Equipment, net                      245,514            799       981,485           846             -      4,017
      Equity investment in investee                      98,767        243,039             -             -
      Other assets                                          895              -             -             -         1,747          -
      Prepayments                                         8,479             13         7,974           105             -        195
      Restricted cash                                    39,528         15,809             6
      Regulatory assets - deferred taxes                      -              -       100,267             -             -          -
      Other Deferred Charges                              4,571            703        37,539           396             -      1,801
      Accumulated Deferred Income Taxes                   1,813             35        52,145         1,561             -        938
                                                      ---------       --------    ----------      --------      --------    -------
              Total Assets                            $ 485,084       $395,618    $1,302,176       $ 8,892      $ 21,976    $11,520
                                                      =========      =========   ===========     =========    ==========   ========
 Liabilities and equity
      Current Liabilities
          Short term debt                             $     340       $ 54,220    $   41,397       $     -      $      -    $     -
          Short term debt intercompany                  117,602              -             -         6,100             -     (1,941)
          Long-term debt due within one year              5,205            350        25,000           110             -          -
          Accounts payable                               29,530            609        67,928           881             -      3,712
          Retainage                                       8,779              -            (9)            -             -          -
          Intercompany payable                            1,379              -         9,388         1,687           471          -
          Customer deposits                                 (11)             -        20,447             -             -          -
          Taxes accrued                                   4,198         (3,256)       16,840        (1,347)           38      1,144
          Interest accrued                                6,764            729         8,021             -             -          -
          Risk management liabilities                    21,118              -             -             -             -          -
          Other Current Liabilities                       3,351            152         4,935         1,922             -      2,596
                                                      ---------       --------    ----------      --------      --------    -------
                  Total Current Liabilities             198,255         52,804       193,947         9,353           509      5,511
      Deferred Credits
          Accumulated deferred federal and
           state income tax                               1,004            823       268,311           (20)            -          -
          Accumulated deferred investment
           tax credit                                         -              -        24,252             -             -          -
          Regulatory liabilities - deferred
           taxes                                              -              -        38,840             -             -          -
          Other deferred credits                          4,345              -        34,434         3,055             -      6,234
                                                      ---------       --------    ----------      --------      --------    -------
                Total Deferred Credits                    5,349            823       365,837         3,035             -      6,234
      Long-term debt, net                               223,129        100,579       335,282           145             -          -
                                                      ---------       --------    ----------      --------      --------    -------
                  Total Liabilities                     426,733        154,206       895,066        12,533           509     11,745

      Stockholders' Equity
          Preferred Stock
                Not subject to mandatory
                 redemption                                   -         28,090             -             -             -          -
                Deferred compensation related
                 to preferred stock held by ESOP              -        (12,994)            -             -             -          -
                                                      ---------       --------    ----------      --------      --------    -------
                  Total Preferred Stock                       -         15,096             -             -             -          -
          Common Shareholders' Equity
                Common Stock                                  -         45,064             -             -             -          -
                Premium on Capital Stock                      -        112,502             -             -             -          -
                Member's Equity                          47,266              -       172,376         4,495        20,315          -
                Long-term debt payable company
                 common stock                               519              -             -             -             -          -
                Retained Earnings                        10,566         69,963       234,734        (8,136)        1,152       (225)
                Treasury Stock                                -         (1,213)            -             -             -          -
                                                      ---------       --------    ----------      --------      --------    -------
                  Total Common Shareholder's
                   Equity                                58,351        226,316       407,110        (3,641)       21,467       (225)
                                                      ---------       --------    ----------      --------      --------    -------
                    Total Shareholder's Equity           58,351        241,412       407,110        (3,641)       21,467       (225)
                                                      ---------       --------    ----------      --------      --------    -------
              Total Liabilities & Shareholder's
               Equity                                 $ 485,084       $395,618    $1,302,176       $ 8,892      $ 21,976    $11,520
                                                      =========       ========    ==========      ========      ========    =======



                                                                       Total Eliminations
                                                   Cleco ConnexUs             and                  Cleco
                                                        LLC            Reclassifications        Consolidated
                                                   --------------      ------------------       ------------
 Assets
      Current Assets
          Cash and Cash Equivalents                  $    -                $       -               $   29,407
          Accounts Receivable, less allowance
           for uncollectable                              -                        -                   74,620
          Customer receivable intercompany               30                  (12,338)                       -
          Other accounts receivable                       1                        -                   24,200
          Notes receivable Intercompany                   -                 (123,175)                       -
          Unbilled Revenues                               -                        -                   37,547
          Fuel Inventory                                  -                        -                    7,275
          Materials and supplies inventory,
           at average cost                                -                        -                   15,956
          Margin deposits                                                                              21,657
          Risk management assets                          -                        -                   19,070
          Accumulated defered fuel                        -                        -                    3,617
          Other current assets                            -                     (591)                   4,857
                                                    -------               ----------              -----------
              Total current assets                       31                 (136,104)                 238,206
      Property, plant and equipment
            Property, plant equipment                    81                        -                1,799,161
            Accumulated Depreciation                    (11)                       -                 (604,145)
                                                    -------               ----------              -----------
                Net Property, Plant, &
                 Equipment                               70                        -                1,195,016
            Construction Work in Progress                27                        -                   37,742
                                                    -------               ----------              -----------
                  Total Property, Plant, &
                    Equipment, net                       97                        -                1,232,758
      Equity investment in investee                                         (243,602)                  98,204
      Other assets                                        -                        -                    2,642
      Prepayments                                         -                        -                   16,766
      Restricted cash                                                              -                   55,343
      Regulatory assets - deferred taxes                  -                        -                  100,267
      Other Deferred Charges                              -                        -                   45,010
      Accumulated Deferred Income Taxes                  16                        -                   56,508
                                                    -------               ----------              -----------
              Total Assets                            $ 144                $(379,706)              $1,845,704
                                                    -------               ----------              -----------
 Liabilities and equity
      Current Liabilities
          Short term debt                            $    -                $       -               $   95,957
          Short term debt intercompany                1,080                 (122,841)                       -
          Long-term debt due within one year              -                        -                   30,665
          Accounts payable                              179                       (1)                 102,838
          Retainage                                       -                        -                    8,770
          Intercompany payable                            -                  (12,925)                       -
          Customer deposits                               -                        -                   20,436
          Taxes accrued                                (331)                       -                   17,286
          Interest accrued                                -                     (337)                  15,177
          Risk management liabilities                     -                        -                   21,118
          Other Current Liabilities                      52                        -                   13,008
                                                    -------               ----------              -----------
                  Total Current Liabilities             980                 (136,104)                 325,255
      Deferred Credits
          Accumulated deferred federal and
           state income tax                               -                        -                  270,118
          Accumulated deferred investment
           tax credit                                     -                        -                   24,252
          Regulatory liabilities - deferred
           taxes                                          -                        -                   38,840
          Other deferred credits                         21                        -                   48,089
                                                    -------               ----------              -----------
                Total Deferred Credits                   21                        -                  381,299
      Long-term debt, net                                 -                        -                  659,135
                                                    -------               ----------              -----------
                  Total Liabilities                   1,001                 (136,104)               1,365,689

      Stockholders' Equity
          Preferred Stock
                Not subject to mandatory
                 redemption                               -                        -                   28,090
                Deferred compensation related
                 to preferred stock held by ESOP          -                        -                  (12,994)
                                                    -------               ----------              -----------
                  Total Preferred Stock                   -                        -                   15,096
          Common Shareholders' Equity
                Common Stock                              -                        -                   45,064
                Premium on Capital Stock                  -                        -                  112,502
                Member's Equity                           -                 (244,452)                       -
                Long-term debt payable company
                 common stock                             -                        -                      519
                Retained Earnings                      (857)                     850                  308,047
                Treasury Stock                            -                        -                   (1,213)
                                                    -------               ----------              -----------
                  Total Common Shareholder's
                   Equity                              (857)                (243,602)                 464,919
                                                    -------               ----------              -----------
                    Total Shareholder's Equity         (857)                (243,602)                 480,015
                                                    -------               ----------              -----------
              Total Liabilities & Shareholder's
               Equity                                $  144                $(379,706)              $1,845,704
                                                    =======               ==========              ===========